       1                           Exhibit 23




                                   December 9, 1997


General Electric Capital Corporation
260 Long Ridge Road
Stamford, CT  06927

Dear Sirs:

     In connection with General Electric Capital
Corporation's Registration Statement on Form S-3 (File No.
333-13195) relating to shares of its Variable Cumulative
Preferred Stock, I hereby consent to any reference to me under the caption "Legal Opinions" in the Prospectus dated
December 9, 1997.


                                   /s/ James M. Kalashian
                                   -----------------------

                                   James M. Kalashian
                                   Senior Tax Counsel
                                   General Electric Capital
                                        Corporation